Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS ANNOUNCES PRELIMINARY SECOND QUARTER 2022 RESULTS

UPDATED FULL-YEAR 2022 GUIDANCE & EARNINGS RELEASE DATE

Atlanta, Georgia (July 19, 2022) – Aveanna Healthcare Holdings, Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced preliminary second quarter 2022 results and updated full-year 2022 guidance. The Company also announced that it plans to release its second quarter results after the market close on Wednesday, August 10, 2022, to be followed by a conference call on Thursday, August 11, 2022 at 10:00 a.m. Eastern Time.

As a result of continued challenges in the labor markets, including both shortages in workforce and inflationary wage pressures which have not abated, Aveanna expects weaker than anticipated second quarter 2022 results. While the books for the second quarter are not yet closed, our preliminary view suggests that sequential quarterly results will not improve from the first quarter to the second quarter as we had originally anticipated, and that Adjusted EBITDA for the second quarter will more likely be in the range of $36 million to $39 million.

While we anticipate continued reimbursement rate increases during the second half of 2022, a meaningful portion of which will be passed through to caregivers in an effort to increase available clinical labor, our revised outlook assumes that the current labor market pressures will persist for the remainder of the year. We will provide further details and insights on these rate increases, corresponding wage pass-throughs and payment model enhancements on our regularly scheduled second quarter 2022 earnings conference call. We will also provide details on our overall second quarter results, including any non-cash goodwill impairment charge we may incur as a result of the circumstances noted above.

In consideration of all these factors, we are revising our full-year 2022 guidance to reflect these conditions.

Revised Full Year 2022 Guidance

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Revenue of at least $1,785 million, updated from prior guidance of revenue in a range of $1,890 million to $1,920 million.

Consistent with prior practice, we are not providing guidance on net income at this time due to the volatility of certain required inputs that are not available without unreasonable efforts, including future fair value adjustments associated with our interest rate swaps and caps.

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Adjusted EBITDA of at least $150 million, updated from prior guidance of Adjusted EBITDA in a range of $190 million to $205 million.

We continue to have ample liquidity to fund our operations with consolidated cash and cash equivalents of approximately $12 million as of July 2, 2022 and $167 million of availability under our revolving credit facility. Notwithstanding our revised full-year 2022 guidance, we have flexibility within our leverage covenants under our revolving credit facility, and we have continued to meet all debt related covenants. Over the past year, we have also proactively modified or entered into interest rate hedges to mitigate our exposure to rising interest rates, with a $520 million notional interest rate swap that expires in June, 2026 and a $880 million notional interest rate cap that expires in February, 2027.

Conference Call

Aveanna will host a conference call on Thursday, August 11, 2022, at 10:00 a.m. Eastern Time to discuss our second quarter 2022 results. The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephonic replay of the conference call will be available until August 18, 2022, by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13731001. A live webcast of our conference call will also be available under the Investor Relations section of our website: https://ir.aveanna.com/. The online replay will also be available for one week following the call.

Non-GAAP Financial Measures

In addition to our results of operations prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we also evaluate our financial performance using EBITDA, Adjusted EBITDA, Field contribution, Field contribution margin, Adjusted corporate expense, Adjusted net income and Adjusted net income per diluted share. Given our determination of adjustments in arriving at our computations, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes or alternatives to net income or loss, revenue, operating income or loss, cash flows from operating activities, total indebtedness or any other financial measures calculated in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with GAAP, such as net income (loss). Rather, we present EBITDA and Adjusted EBITDA as supplemental measures of our performance. We define EBITDA as net income (loss) before interest expense, net; income tax (expense) benefit; and depreciation and amortization. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by us to not be indicative of the performance of our core operations, including impairments of goodwill, intangible assets, and other long-lived assets; non-cash, share-based compensation; sponsor fees; loss on extinguishment of debt; fees related to debt modifications; the effect of interest rate derivatives; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; the discontinuation of our ABA Therapy services; non-acquisition related legal settlements; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of EBITDA and Adjusted EBITDA may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe our computations of EBITDA and Adjusted EBITDA are helpful in highlighting trends in our core operating performance. In determining which adjustments are made to arrive at EBITDA and Adjusted EBITDA, we consider both (1) certain non-recurring, infrequent, non-cash or unusual items, which can vary significantly from year to year, as well as (2) certain other items that may be recurring, frequent, or settled in cash but which we do not believe are indicative of our core operating performance. We use EBITDA and Adjusted EBITDA to assess operating performance and make business decisions.

We incurred substantial acquisition-related costs and integration costs in fiscal years 2022, 2021, and 2020. The underlying acquisition activities take place over a defined timeframe, have distinct project timelines and are incremental to activities and costs that arise in the ordinary course of our business. Therefore, we believe it is important to exclude these costs from our Adjusted EBITDA because it provides us a normalized view of our core, ongoing operations after integrating our acquired companies, which is an important measure in assessing our performance.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,” “potential,” “continue” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, such as our ability to successfully execute our growth strategy, including through organic growth and the completion of acquisitions, effective integration of the companies we acquire, unexpected costs of acquisitions and dispositions, the possibility that expected cost synergies may not materialize as expected, the failure of Aveanna or the companies we acquire to perform as expected, estimation inaccuracies in revenue recognition, our ability to drive margin leverage through lower costs, unexpected increases in SG&A and other expenses, changes in reimbursement, changes in government regulations, changes in Aveanna’s relationships with referral sources, increased competition for Aveanna’s services or wage inflation, changes in the interpretation of government regulations or discretionary determinations made by government officials, uncertainties regarding the outcome of rate discussions with managed care organizations and our ability to effectively collect our cash from these organizations, our ability to effectively bill and collect under new Electronic Visit Verification regulations, changes in tax rates, the impact of adverse weather, the impact to our business operations, reimbursements and patient population were the COVID-19 environment to worsen, and other risks set forth under the heading “Risk Factors” in Aveanna‘s Annual Report on Form 10-K for its 2021 fiscal year filed with the Securities and Exchange Commission on March 28, 2022, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 33 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.